Exhibit 99.1

Grove Announces First Quarter 2026 Financial Results

SAN FRANCISCO, CA — May 7, 2026 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or the “Company”), the world’s first plastic neutral retailer and a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation, today reported financial results for its fiscal first quarter ended March 31, 2026.

Key First Quarter 2026 Financial Highlights:
●Total Net Revenue was $36.2 million, down 16.8% year-over-year
●Adjusted EBITDA was positive $0.3 million, compared to a loss of $1.6 million in the same period last year
●Net Loss was $1.0 million, compared to a Net Loss of $3.5 million in the same period last year
●Operating Cash Flow was negative $0.7 million, compared to negative $6.9 million in the same period last year
●Raising full-year 2026 net revenue guidance to $142.5 million to $152.5 million and Adjusted EBITDA guidance to breakeven to positive low single digit millions
●Sequential Net Revenue growth expected in each remaining quarter

“We executed with discipline in the first quarter, delivering positive Adjusted EBITDA even as net revenue reached its expected trough. That outcome reflects deliberate choices: maintaining disciplined advertising spend while stabilizing the customer experience, and letting the leaner cost structure flow through to the bottom line. What gives us confidence as we look ahead is the quality of what we're seeing underneath the surface: repeat order rates among recent customer cohorts are performing at levels consistent with what we saw prior to the ecommerce migration, and customer acquisition costs justify a gradual increase in investment. We intend to scale spend strategically, increasing as we maintain efficiency and prioritize advertising paybacks and lifetime value.
The most visible milestone in the quarter was the launch of our redesigned mobile application. With approximately half of non-autoship orders being placed through the app, mobile is one of the most important shopping channels for our customers - which is precisely why we made the decision to rebuild it internally. The result is a 5-star app that our customers deserve and that we now fully control, giving us the flexibility to improve and personalize it as we grow.
We also continued to deepen Grove's commitment to human health. In the first quarter, we expanded our ingredient standards to more than 10,000 banned or restricted ingredients — including more than 3,000 that are outright banned across every category we carry. This is what differentiates Grove: not just a curated assortment, but a platform customers can trust to make the hard calls on their behalf.
With the first quarter behind us, we are raising both top and bottom line guidance and still expect sequential Net Revenue improvement through the remainder of 2026.”

First Quarter 2026 Financial Results
(All comparisons are versus the quarter ended March 31, 2025 except where otherwise noted)

Net Revenue was $36.2 million, a decline of 16.8% year-over-year. The decline was primarily driven by a smaller active customer base entering the year — reflecting the compounding impact of lower advertising investment in 2024 and 2025 and customer attrition associated with the ecommerce platform disruptions experienced throughout 2025 — as well as continued disciplined advertising investment in the first quarter, consistent with the strategy to prioritize profitability and customer experience stabilization before re-accelerating growth.

Gross Margin was 54.8%, an increase of 180 basis points compared to 53.0% in the first quarter of 2025. The improvement was primarily driven by more targeted promotional activity, enabled in part by the Grove Green Rewards loyalty program launched in the fourth quarter of 2025. Grove Green Rewards has enabled a shift away from broad discounting toward more efficient incentives.

Operating Expenses were $20.8 million, a decrease of 21.9% compared to $26.6 million in the prior-year period. The decline reflects the full-quarter benefit of the reduction in force executed in November 2025, lower advertising expense consistent with the current strategy, and lower fulfillment costs on reduced order volume.

Net Loss was $1.0 million, or (2.8%) Net Loss margin, compared to a net loss of $3.5 million, or (8.1%) Net Loss margin, in the prior-year period. The year-over-year improvement reflects lower operating expenses.

Adjusted EBITDA was positive $0.3 million, or 0.8% margin, compared to negative $1.6 million, or (3.7%) margin, in the prior-year period. This marks the second consecutive quarter of positive Adjusted EBITDA and reflects the continued focus on operating discipline as the Company completes the stabilization of the ecommerce platform.

Operating Cash Flow was negative $0.7M for the quarter, primarily reflecting an increase in inventory to support ongoing operational execution, offset by the timing of payables. This compares favorably to negative $6.9 million in the prior-year period, which included a larger net loss, working capital investment in M&A, and other one-time items that did not reoccur.

Cash, Cash Equivalents, and Restricted Cash totaled $10.4 million as of March 31, 2026, down from $11.8 million as of December 31, 2025, primarily reflecting cash used in operating and investing activities, including the development of the recently launched mobile application.

First Quarter 2026 Key Metrics:

	Three Months Ended March 31,
(in thousands, except DTC Net Revenue Per Order)	2026	2025
Financial and Operating Data
DTC Total Orders	502	622
DTC Active Customers	553	678
DTC Net Revenue Per Order	$67.79	$66.49

Direct to Consumer (DTC) Total Orders were 502,000, a decline of 19.2% year-over-year. The decrease was primarily driven by a smaller active customer base entering the year, reflecting lower advertising investment relative to prior years and customer attrition associated with the 2025 ecommerce platform disruptions, both of which resulted in fewer new customers and, given the recurring nature of the business, fewer repeat orders.

DTC Active Customers – defined as the number of customers that have placed an order in the trailing twelve months – totaled 553,000 as of March 31, 2026, a decrease of 18.5% year-over-year. The decline is consistent with the factors described above.

DTC Net Revenue Per Order was $67.79, an increase of 2.0% year-over-year. The improvement was driven by a more targeted promotional strategy — including the shift to Grove Green Rewards — and a larger mix of higher-priced items in customer orders, reflecting the continued expansion of assortment in categories such as clean beauty, personal care, and wellness.

Plastic Intensity1 – measured as pounds of plastic per $100 in net revenue across all online and retail sales – was 0.84 pounds in the first quarter of 2026, improving from 0.99 pounds the first quarter of 2025.

2026 Financial Outlook:
For the twelve-month period ending December 31, 2026, Grove is raising its full-year guidance, reflecting improved cohort performance and customer acquisition efficiency.
●The Company now expects full-year net revenue of approximately $142.5 million to $152.5 million, raised from the prior range of $140 million to $150 million, and Adjusted EBITDA of breakeven to positive low single digit millions, raised from approximately breakeven
●First quarter 2026 net revenue represented the expected trough for the year. Grove expects sequential net revenue improvement in each of the remaining three quarters of 2026.

Webcast and Conference Call Information:
The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on the same day. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial +1 201-689-8537. A replay of the call will be available until June 4, 2026 and can be accessed by dialing 877-660-6853 or 201-612-7415, access ID: 13760192. The webcast will remain available on the Company’s investor relations website for 30 days following the webcast.
About Grove Collaborative Holdings, Inc.
Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for everyday essentials that create a healthier home and planet. Explore thousands of thoughtfully vetted products for every room and everyone in your home, including household cleaning, personal care, health and wellness, laundry, clean beauty, kitchen, pantry, kids, baby, pet care, and beyond. Everything Grove sells meets a higher standard — from health to sustainability and performance — so you get a great value without compromising your values. As a B Corp and Public Benefit Corporation, Grove goes beyond selling products: every order is carbon neutral, supports plastic waste cleanup initiatives, and lets you see and track the positive impact of your choices. Shopping with purpose starts at Grove.com.

Forward-Looking Statements
This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to the intention to scale spend carefully and to maintain efficiency; prioritizing paybacks and customer lifetime value; improved cohort performance and customer acquisition efficiency; first quarter 2026 being the net revenue trough for the year; sequential net revenue improvement in each of the remaining quarters of 2026; and guidance for 2026, including full year 2026 net revenue and Adjusted EBITDA. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including continued disruption relating to the ecommerce platform migration, changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand its business; competition; risks relating to tariffs, inflation and interest rates; effectiveness of the Company’s ecommerce platform and selling and marketing efforts; demand for Grove products and other brands that it sells and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. Investors should not consider the non-GAAP financial measures in isolation from, or as a substitute for, GAAP measures. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. Reconciliations of projected Adjusted EBITDA and projected Adjusted EBITDA Margin to the closest corresponding GAAP measures are not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Grove calculates Adjusted EBITDA as net loss, adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; interest income; interest expense; restructuring costs; transaction related costs related to certain strategic merger & acquisition projects; provision for income taxes and certain litigation and legal settlement expenses that we do not consider representative of the underlying operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in the Company’s GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Investor Relations Contact

ir@grove.co

Media Relations Contact

pr@grove.co

1 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$7,160	$8,490
Restricted cash, current	2,265	2,300
Inventory	21,479	18,421
Prepaid expenses and other current assets	2,638	5,492
Total current assets	33,542	34,703
Restricted cash, noncurrent	1,002	1,002
Property and equipment, net	3,524	3,653
Intangible assets, net	2,198	2,302
Operating lease right-of-use assets	9,084	9,535
Other long-term assets	1,715	1,899
Total assets	$51,065	$53,094
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,685	$8,828
Accrued expenses	8,000	9,476
Deferred revenue	5,857	5,033
Debt, current	—	800
Operating lease liabilities, current	3,049	2,895
Other current liabilities	603	665
Total current liabilities	26,194	27,697
Debt, noncurrent	7,500	6,700
Operating lease liabilities, noncurrent	9,225	10,053
Derivative liabilities	772	871
Total liabilities	43,691	45,321

Redeemable convertible preferred stock	24,772	24,772

Stockholders’ deficit:
Common stock	4	4
Additional paid-in capital	643,836	643,226
Accumulated deficit	(661,238)	(660,229)
Total stockholders’ deficit	(17,398)	(16,999)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$51,065	$53,094

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$36,224	$43,547
Cost of goods sold	16,369	20,483
Gross profit	19,855	23,064

Operating expenses:
Advertising	1,162	2,807
Product development	1,435	1,779
Selling, general and administrative	18,159	21,986
Operating loss	(901)	(3,508)

Non-operating expenses (income):
Interest expense	274	346
Changes in fair value of derivative liabilities	(99)	(144)
Other income, net	(75)	(172)
Total non-operating expenses (income), net	100	30
Loss before provision for income taxes	(1,001)	(3,538)
Provision for income taxes	8	9
Net loss	$(1,009)	$(3,547)
Less: Accumulated dividends on redeemable convertible preferred stock	(375)	(375)
Net loss attributable to common stockholders, basic and diluted	$(1,384)	$(3,922)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,086,439	38,209,966

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(1,009)	$(3,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	806	969
Depreciation and amortization	391	378
Changes in fair value of derivative liabilities	(99)	(144)
Non-cash interest expense	53	139
Inventory write-down	—	(107)
Changes in operating assets and liabilities:
Inventory	(3,058)	(536)
Prepaids and other assets	3,044	(61)
Accounts payable	(143)	(816)
Accrued expenses	(1,340)	(2,733)
Deferred revenue	824	(520)
Operating lease right-of-use assets and liabilities	(223)	188
Other liabilities	71	(82)
Net cash used in operating activities	(683)	(6,872)

Cash Flows from Investing Activities
Cash paid for acquisitions	—	(2,848)
Purchase of property and equipment	(294)	(541)
Net cash used in investing activities	(294)	(3,389)

Cash Flows from Financing Activities
Payment of issuance costs related to preferred stock and SEPA	—	(15)
Payment on finance agreement	(192)	—
Payments related to stock-based award activities, net	(196)	(521)
Net cash used in financing activities	(388)	(536)

Net decrease in cash, cash equivalents and restricted cash	(1,365)	(10,797)
Cash, cash equivalents and restricted cash at beginning of period	11,792	24,304
Cash, cash equivalents and restricted cash at end of period	$10,427	$13,507

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except percentages)

	Three Months Ended March 31,
	2026	2025

Reconciliation of Net Loss to Adjusted EBITDA	(in thousands, except percentages)
Net loss	$(1,009)	$(3,547)
Stock-based compensation	806	969
Depreciation and amortization	391	378
Changes in fair value of derivative liabilities	(99)	(144)
Interest income	(75)	(172)
Interest expense	274	346
Transaction related costs	—	563
Provision for income taxes	8	9
Total Adjusted EBITDA	$296	$(1,598)
Net loss margin	(2.8)%	(8.1)%
Adjusted EBITDA margin (loss)	0.8%	(3.7)%

Source: Grove Collaborative Holdings, Inc.